UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 8, 2006
TIME WARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
212-484-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously reported, Time Warner Inc., a Delaware corporation (the “Company” or “Time Warner”), filed pro forma financial information for the six months ended June 30, 2006 on its Current Report on Form 8-K/A dated July 31, 2006 that was filed with the Securities and Exchange Commission on October 13, 2006. The pro forma financial information related to the acquisition of assets from Adelphia Communications Corporation, the redemption of interests held by Comcast Corporation (“Comcast”) in Time Warner Cable Inc. and Time Warner Entertainment Company, L.P., and the exchange of certain cable systems with Comcast, each of which closed on July 31, 2006 and the planned dissolution of Texas and Kansas City Cable Partners, L.P., a transaction which is probable of occurring. This Current Report on Form 8-K is being filed to provide pro forma financial information for Time Warner Inc. for the nine months ended September 30, 2006.
Item 9.01 Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
     The unaudited pro forma balance sheet as of September 30, 2006 and unaudited pro forma statement of operations of Time Warner for the nine months ended September 30, 2006 are filed as Exhibit 99.1 to this Current Report on Form 8-K.
     (d) Exhibits.

Exhibit	Description

99.1	Unaudited pro forma balance sheet as of September 30, 2006 and unaudited pro forma statement of operations of Time Warner for the nine months ended September 30, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Wayne H. Pace
	Name:	Wayne H. Pace
	Title:	Executive Vice President and Chief Financial Officer

Date: November 8, 2006

EXHIBIT INDEX

Exhibit	Description

99.1	Unaudited pro forma balance sheet as of September 30, 2006 and unaudited pro forma statement of operations of Time Warner for the nine months ended September 30, 2006.